UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2010

HALOZYME THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-794-8889

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) and (e). On December 2, 2010, Jonathan E. Lim, M.D. resigned as President, Chief Executive Officer and a member of the Board of Directors of Halozyme Therapeutics, Inc. (the "Company").

On December 2, 2010, the Board appointed Gregory I. Frost, Ph.D., the Company’s current Vice President and Chief Scientific Officer and Director, to serve as the Company’s President and Chief Executive Officer. Dr. Frost, age 39, co-founded the Company in 1999. Additional biographical information relating to Dr. Frost is contained in Item 10 of our Annual Report on Form 10-K for the year ended December 31, 2009, and is incorporated herein by reference. In connection with his promotion, the Board of Directors increased Dr. Frost’s annual salary to $415,000, which had been the salary of the previous CEO. There are no family relationships between Dr. Frost and any director, executive officer or person nominated or chosen to become a director. Dr. Frost does not have a direct or indiect material interest in any transaction or arrangement in which the Company is a participant.

On December 2, 2010, the Company appointed H. Michael Shepard, Ph.D., the Company’s current Vice President, Discovery Research, to serve as the Company’s Vice President and Chief Scientific Officer. Dr. Shepard, age 61, joined the Company in 2009 as Vice President, Discovery Research with extensive experience in the biotechnology industry. Dr. Shepard has been a founder or co-founder of several biotechnology companies and his work has included protein therapeutics (Receptor BioLogix, Inc., 2003-2008), small molecules (NewBiotics, Inc., 1997-2002), gene therapy (Canji, Inc./Schering-Plough Corporation, 1992-1997), and monoclonal antibody therapeutics (Genentech, Inc. 1980-1992). While at Genentech, Dr. Shepard participated in many of the early programs that transformed Genentech into a commercial success. Among his most important accomplishments was the description of a key mechanism by which tumor cells can escape the host immune system. This work led to the discovery of the breast cancer drug Herceptin® (trastuzumab). In 2007, Dr. Shepard shared the Warren Alpert Prize from Harvard Medical School in recognition of this achievement. Dr. Shepard received his bachelor’s degree in zoology from the University of California, Davis and his Ph.D. in Molecular, Cellular and Developmental Biology from Indiana University. Dr. Shepard was also a postdoctoral fellow at Indiana University, supported by the Damon Runyon Cancer Research Foundation. There are no family relationships between Dr. Shepard and any director, executive officer or person nominated or chosen to become a director. Dr. Shepard does not have a direct or indirect material interest in any transaction or arrangement in which the Company is a participant.

On December 2, 2010, Robert L. Little resigned as the Company’s Vice President and Chief Commercial Officer.

In connection with Dr. Lim’s resignation from the Company, the Company and Dr. Lim entered into a Separation Agreement and Release (the "Lim Separation Agreement"). Pursuant to the terms of the Lim Separation Agreement, in exchange for a release of claims and Dr. Lim’s assistance (when reasonably requested by the Company) through March 31, 2011 in the transition of his responsibilities to Dr. Frost, the Company will provide Dr. Lim with salary continuation for a period of one year and will reimburse Dr. Lim for twelve months of COBRA premiums. These payments to Dr. Lim are generally consistent with the Company’s previously adopted Severance Policy, which is included as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2009.

In connection with the resignation of Mr. Little, the Company contemplates entering into an agreement with Mr. Little to obtain reasonable assistance through March 31, 2011, in the transition of his responsibilities to other Halozyme personnel. The Company expects that payments to Mr. Little under this agreement will be generally consistent with the amounts payable to him under the Company's previously adopted Severance Policy, which is included as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2009.

On December 3, 2010, the Company issued a press release announcing the resignations of Dr. Lim and Mr. Little and the appointments of Dr. Frost as President and Chief Executive Officer and Dr. Shepard as Vice President and Chief Scientific Officer, which press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description
99.1 Press release, dated December 3, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

December 8, 2010	By:	Kurt A. Gustafson

Name: Kurt A. Gustafson
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated December 3, 2010